Form 8-K Required Collateral information

                         Series 2002-1G Medallion Trust


        Series 2002-1G Medallion Trust Data as at opening of business on the preceding determination date of October 1, 2003





Outstanding Mortgage Balance (AUD)
----------------------------------
                                                Amount                     WAC
                                                ------                     ---
     - Variable Rate Housing Loans         $1,032,610,130                 6.38%
     - Fixed 1 Year                          $171,002,025                 6.38%
     - Fixed 2 Year                          $113,794,683                 6.69%
     - Fixed 3 Year                           $71,167,168                 6.52%
     - Fixed 4 Year                           $14,542,358                 7.07%
     - Fixed 5 Year                            $3,784,006                 6.10%

     Total Pool                            $1,406,900,370                 6.42%




Delinquency Information   No of Loans   %of Pool  AUD amount of Loans  % of Pool
-----------------------   -----------   --------  -------------------  ---------
    31-60 days                 30         0.25%      $3,628,256.23       0.26%
    61-90 days                  7         0.06%        $787,911.06       0.06%
    90+ days                   14         0.12%      $1,780,748.70       0.13%

Mortgagee In Possession         0         0.00%              $0.00       0.00%